CONFORMED 1.




                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   June 28, 1999


                               HSBC USA Inc.
            (Exact name of registrant as specified in charter)


DELAWARE                       I-2940            22-1093160
(State or other juris-         (Commission       (IRS Employer
diction of incorporation)      File Number)      Identification No.)


ONE HSBC CENTER, BUFFALO, NEW YORK 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:  (716) 841-2424


                            HSBC Americas, Inc.
                              (Former name,
                        if changed since report)





                                                                          2.


Item 5.  Other Events

Effective June 28, 1999, HSBC Americas, Inc. has changed its name to HSBC USA Inc. A copy of the press release describing the name change, released on June 11, 1999, is filed herein as Exhibit 99.


Item 7.  Financial Statements Proforma Financial Information and Exhibits

(c)  Exhibit
     99.  Copy of Press Release of HSBC Americas, Inc. dated June 11, 1999.




                                                                     3.


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     HSBC USA Inc.

                                     (REGISTRANT)



                                     /s/ Gerald A. Ronning

                                     NAME:   GERALD A. RONNING
                                     TITLE:  EXECUTIVE VICE PRESIDENT &
                                             CONTROLLER



Date:  June 28, 1999





                                                               Exhibit 99




Press Release                            HSBC Americas, Inc.
                                        Member HSBC Group
______________________________________________________________________________

June 11, 1999


          HSBC AMERICAS, INC. TO CHANGE NAME EFFECTIVE JUNE 28


HSBC Americas, Inc., an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc, will change its name to HSBC USA Inc. effective June 28, 1999.

The primary subsidiary of HSBC Americas, Inc., HSBC Bank USA, changed its name from Marine Midland Bank on March 29 of this year as part of a global branding initiative by London-based HSBC Holdings plc to unite its worldwide entities under a single name.

"The HSBC Group operates in 79 countries and territories worldwide, including subsidiaries in Canada, Central America and South America, as well as in the United States," explained Malcolm Burnett, chief executive officer of HSBC Americas, Inc. and president and CEO of HSBC Bank USA. "The new name, HSBC USA Inc., more accurately defines the scope of our holding company as HSBC's operations in the U.S."

In addition to HSBC Bank USA, HSBC Americas holds the Group's interest in the Wells Fargo HSBC Trade Bank. It also coordinates all business conducted in the United States by HSBC Holdings plc through other Group entities. With more than 5,000 offices in 79 countries and territories and assets of US$483 billion at 31 December 1998, the HSBC Group is one of the world's largest banking and financial services organizations.


                                  -end-


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